Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

November 16, 2009

HealthSouth Corporation

3660 Grandview Parkway, Suite 200

Birmingham, Alabama 35243

RE:	HealthSouth Corporation; Post-Effective Amendment
No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to HealthSouth Corporation, a Delaware corporation (the “Company”) and each of the Guarantors (as defined below), in connection with the preparation of a registration statement on Form S-3 (File No. 333-151848) (the “Initial Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on June 23, 2008, as supplemented and amended by Post-Effective Amendment No. 1 to the Registration Statement (the “Post-Effective Amendment” and the Initial Registration Statement, as amended by the Post-Effective Amendment, the “Registration Statement”), to be filed by the Company with the Commission under the Securities Act on the date hereof. The Post-Effective Amendment amends the Initial Registration Statement to provide for the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an unspecified amount of securities of the Company for unspecified aggregate proceeds, consisting of senior, subordinated or junior subordinated debt securities (which may be secured or unsecured), and which may be issued in one or more series (the “Debt Securities”) pursuant to one or more indentures (the “Indenture” or “Indentures”), proposed to be entered into between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the “Trustee”), and guarantees of the Debt Securities (the “Guarantees”) by each of the Company’s subsidiaries listed on Schedule I hereto (collectively, the “Guarantors”).

HealthSouth Corporation

November 16, 2009

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Initial Registration Statement;

(ii)	the Post–Effective Amendment in the form it is to be filed with the Commission on the date hereof;

(iii)	the form of the Indenture, filed as an exhibit to the Registration Statement;

(iv)	a specimen of a note issuable under the Indenture;

(v)	the Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect (the “Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware;

(vi)	the Amended and Restated Bylaws of the Company, as amended to the date hereof and currently in effect (the “Bylaws”), as certified by John P. Whittington, the Executive Vice President, General Counsel and Secretary of the Company;

(vii)	the certificate of incorporation or certificate of formation (or other constituent documents, as applicable) and by-laws or operating agreements (or certificates of limited partnership and the limited partnership agreements or similar documents) of each of the Guarantors that is a corporation, limited liability company or limited partnership incorporated or formed under the laws of the State of Delaware and identified as such on Schedule II hereto (the “Opinion Guarantors”);

(viii)	certain resolutions adopted by the Board of Directors of the Company, relating to the registration of the Debt Securities and certain related matters; and

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November 16, 2009

(ix)	certain resolutions adopted by the governing bodies or entities (as applicable) of the Opinion Guarantors relating to the registration of the Guarantees by the Guarantors and certain related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and the Opinion Guarantors, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

We have also assumed that any Debt Securities that may be issued will be issued in a form that complies with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. We have also assumed that the Guarantors have been duly organized and are and will continue to be validly existing in good standing, and have and will continue to have the requisite legal status and legal capacity, under the laws of their respective jurisdictions of organization or formation and that the Guarantors (other than the Opinion Guarantors) have complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of their respective jurisdictions of organization or formation) in connection with the transactions contemplated by the Indenture and the Registration Statement. In addition, we have also assumed that the terms of the Debt Securities and the Guarantees will have been established so as not to, and that the execution and delivery by the Company and the Guarantors of, and the performance of their obligations under, the Indenture, any supplemental indenture to be entered into in connection with the issuance of the Debt Securities and the Guarantees, the Debt Securities and the Guarantees, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of the Guarantors is subject, (ii) any law, rule or regulation to which the Company or any of the Guarantors is subject (except that we do not make the assumption set forth in this clause (ii) with respect to Opined on

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November 16, 2009

Law (as defined below), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, and those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement, but without our having made any special investigation as to the applicability of any specific law, rule or regulation (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated. The Debt Securities and the Guarantees may be issued from time to time on a delayed or continuous basis, and the opinions set forth below are limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture and any supplemental indenture relating to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities, the

HealthSouth Corporation

November 16, 2009

consideration received therefor and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture relating to such Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation as then in effect or Bylaws as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture relating to such Offered Debt Securities and delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the Indenture and any supplemental indenture relating to such Offered Debt Securities, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture, any supplemental indenture or the Offered Debt Securities that may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2. With respect to any Guarantee offered by any Guarantor of Offered Debt Securities pursuant to the Registration Statement (the “Offered Guarantee”), when (i) the Registration Statement has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Guarantee is to be issued pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by such Guarantor and the other parties thereto; (iv) all

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November 16, 2009

necessary entity action, including any required action by such Guarantor’s board of directors or managers or partners, or any authorized committee thereof, or by such Guarantor’s members, as applicable, or other action has been taken by such Guarantor to approve the issuance and terms of the Offered Guarantee and related matters; (v) the Indenture and any supplemental indenture in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Guarantee and of its issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture relating to such Offered Guarantee so as not to violate any applicable law or the organizational or governing documents of such Guarantor or result in a default under or breach of any agreement or instrument binding upon such Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental authority having jurisdiction over such Guarantor; and (vii) the Offered Guarantee has been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture relating to such Offered Guarantee and duly issued in accordance with the Indenture, any supplemental indenture relating to such Offered Guarantee and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Guarantee will constitute a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture, any supplemental indenture or the Offered Debt Securities that may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate,
Meagher & Flom LLP

Schedule I

GUARANTORS

Guarantor	State or other Jurisdiction of Incorporation or Organization
Advantage Health, LLC	Delaware
Advantage Health Harmarville Rehabilitation Corporation	Pennsylvania
Baton Rouge Rehab, Inc.	Delaware
Beaumont Rehab Associates Limited Partnership	Delaware
CMS Jonesboro Rehabilitation, Inc.	Delaware
Collin County Rehab Associates Limited Partnership	Delaware
Continental Medical of Arizona, Inc.	Delaware
Continental Medical Systems, Inc.	Delaware
Continental Rehabilitation Hospital of Arizona, Inc.	Delaware
HEALTHSOUTH Aviation, LLC	Delaware
HEALTHSOUTH Bakersfield Rehabilitation Hospital Limited Partnership	Alabama
HEALTHSOUTH LTAC of Sarasota, Inc.	Delaware
HEALTHSOUTH Medical Center, Inc.	Alabama
HEALTHSOUTH Meridian Point Rehabilitation Hospital Limited Partnership	Alabama
HEALTHSOUTH Mesa Rehabilitation Hospital, LLC	Delaware
HEALTHSOUTH Northern Kentucky Rehabilitation Hospital Limited Partnership	Alabama
HEALTHSOUTH of Altoona, Inc.	Delaware
HEALTHSOUTH of Austin, Inc.	Delaware
HEALTHSOUTH of Charleston, LLC	Delaware
HEALTHSOUTH of Dothan, Inc.	Alabama
HEALTHSOUTH of East Tennessee, LLC	Delaware
HEALTHSOUTH of Erie, LLC	Delaware
HEALTHSOUTH of Fort Smith, LLC	Delaware
HEALTHSOUTH of Ft. Lauderdale Limited Partnership	Alabama
HEALTHSOUTH of Henderson, Inc.	Delaware
HEALTHSOUTH of Houston, Inc.	Delaware
HEALTHSOUTH of Largo Limited Partnership	Alabama
HEALTHSOUTH of Mechanicsburg, Inc.	Delaware
HEALTHSOUTH of Midland, Inc.	Delaware
HEALTHSOUTH of Montgomery, Inc.	Alabama
HEALTHSOUTH of New Mexico, Inc.	New Mexico
HEALTHSOUTH of Nittany Valley, Inc.	Delaware
HEALTHSOUTH of Pittsburgh, LLC	Delaware
HEALTHSOUTH of Reading, LLC	Delaware
HEALTHSOUTH of San Antonio, Inc.	Delaware
HEALTHSOUTH of Sarasota Limited Partnership	Alabama
HEALTHSOUTH of Sewickley, Inc.	Delaware
HEALTHSOUTH of South Carolina, Inc.	Delaware
HEALTHSOUTH of Spring Hill, Inc.	Delaware
HEALTHSOUTH of Tallahassee Limited Partnership	Alabama
HEALTHSOUTH of Texarkana, Inc.	Delaware
HEALTHSOUTH of Texas, Inc.	Texas
HEALTHSOUTH of Toms River, LLC	Delaware

Guarantor	State or other Jurisdiction of Incorporation or Organization
HEALTHSOUTH of Treasure Coast, Inc.	Delaware
HEALTHSOUTH of Utah, Inc.	Delaware
HEALTHSOUTH of York, LLC	Delaware
HEALTHSOUTH of Yuma, Inc.	Delaware
HEALTHSOUTH Properties, LLC	Delaware
HEALTHSOUTH Real Property Holding, LLC	Delaware
HEALTHSOUTH Rehabilitation Center of New Hampshire, Ltd.	Alabama
HEALTHSOUTH Rehabilitation Center, Inc.	South Carolina
HEALTHSOUTH Rehabilitation Hospital of Arlington Limited Partnership	Alabama
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.	Delaware
HEALTHSOUTH Rehabilitation Hospital of Northern Virginia, Inc.	Delaware
HEALTHSOUTH Rehabilitation Hospital of Odessa, Inc.	Delaware
HEALTHSOUTH Rehabilitation Hospital of South Jersey, LLC	Delaware
HEALTHSOUTH Rehabilitation Institute of Tucson, LLC	Alabama
HEALTHSOUTH Specialty Hospital, Inc.	Texas
HEALTHSOUTH Sub-Acute Center of Mechanicsburg, Inc.	Delaware
HEALTHSOUTH Valley of the Sun Rehabilitation Hospital Limited Partnership	Alabama
Lakeshore System Services of Florida, Inc.	Florida
Lakeview Rehabilitation Group Partners	Kentucky
New England Rehabilitation Management Co., LLC	New Hampshire
North Louisiana Rehabilitation Center, Inc.	Louisiana
Rebound, LLC	Delaware
Rehab Concepts Corp.	Delaware
Rehabilitation Hospital Corporation of America, Inc.	Delaware
Rehabilitation Hospital of Colorado Springs, Inc.	Delaware
Rehabilitation Hospital of Fredericksburg, Inc.	Delaware
Rehabilitation Hospital of Nevada - Las Vegas, Inc.	Delaware
Rehabilitation Hospital of Nevada - Las Vegas, L.P.	Delaware
Rehabilitation Hospital of Petersburg, Inc.	Delaware
Rehabilitation Hospital of Plano, Inc.	Texas
Rehabilitation Institute of Western Massachusetts, LLC	Massachusetts
Sarasota LTAC Properties, LLC	Florida
SCA-Dalton, Inc.	Tennessee
Sherwood Rehabilitation Hospital, Inc.	Delaware
Southeast Texas Rehabilitation Hospital, Inc.	Texas
Southern Arizona Regional Rehabilitation Hospital, L.P.	Delaware
Tarrant County Rehabilitation Hospital, Inc.	Texas
Terre Haute Regional Rehabilitation Hospital, L.P.	Delaware
Terre Haute Rehabilitation Hospital, Inc.	Delaware
Tyler Rehabilitation Hospital, Inc.	Texas
Western Medical Rehab Associates, L.P.	Delaware
Western Neuro Care, Inc.	Delaware

Schedule II

OPINION GUARANTORS

State or other Jurisdiction of Incorporation or Organization
Delaware Guarantors
Advantage Health, LLC	Delaware
Baton Rouge Rehab, Inc.	Delaware
Beaumont Rehab Associates Limited Partnership	Delaware
CMS Jonesboro Rehabilitation, Inc.	Delaware
Collin County Rehab Associates Limited Partnership	Delaware
Continental Medical of Arizona, Inc.	Delaware
Continental Medical Systems, Inc.	Delaware
Continental Rehabilitation Hospital of Arizona, Inc.	Delaware
HEALTHSOUTH Aviation, LLC	Delaware
HEALTHSOUTH LTAC of Sarasota, Inc.	Delaware
HEALTHSOUTH Mesa Rehabilitation Hospital, LLC	Delaware
HEALTHSOUTH of Altoona, Inc.	Delaware
HEALTHSOUTH of Austin, Inc.	Delaware
HEALTHSOUTH of Charleston, LLC	Delaware
HEALTHSOUTH of East Tennessee, LLC	Delaware
HEALTHSOUTH of Erie, LLC	Delaware
HEALTHSOUTH of Fort Smith, LLC	Delaware
HEALTHSOUTH of Henderson, Inc.	Delaware
HEALTHSOUTH of Houston, Inc.	Delaware
HEALTHSOUTH of Mechanicsburg, Inc.	Delaware
HEALTHSOUTH of Midland, Inc.	Delaware
HEALTHSOUTH of Nittany Valley, Inc.	Delaware
HEALTHSOUTH of Pittsburgh, LLC	Delaware
HEALTHSOUTH of Reading, LLC	Delaware
HEALTHSOUTH of San Antonio, Inc.	Delaware
HEALTHSOUTH of Sewickley, Inc.	Delaware
HEALTHSOUTH of South Carolina, Inc.	Delaware
HEALTHSOUTH of Spring Hill, Inc.	Delaware
HEALTHSOUTH of Texarkana, Inc.	Delaware
HEALTHSOUTH of Toms River, LLC	Delaware
HEALTHSOUTH of Treasure Coast, Inc.	Delaware
HEALTHSOUTH of Utah, Inc.	Delaware
HEALTHSOUTH of York, LLC	Delaware
HEALTHSOUTH of Yuma, Inc.	Delaware
HEALTHSOUTH Properties, LLC	Delaware
HEALTHSOUTH Real Property Holding, LLC	Delaware
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.	Delaware
HEALTHSOUTH Rehabilitation Hospital of Northern Virginia, Inc.	Delaware
HEALTHSOUTH Rehabilitation Hospital of Odessa, Inc.	Delaware
HEALTHSOUTH Rehabilitation Hospital of South Jersey, LLC	Delaware
HEALTHSOUTH Sub-Acute Center of Mechanicsburg, Inc.	Delaware
Rebound, LLC	Delaware
Rehab Concepts Corp.	Delaware
Rehabilitation Hospital Corporation of America, Inc.	Delaware

State or other Jurisdiction of Incorporation or Organization
Rehabilitation Hospital of Colorado Springs, Inc.	Delaware
Rehabilitation Hospital of Fredericksburg, Inc.	Delaware
Rehabilitation Hospital of Nevada - Las Vegas, Inc.	Delaware
Rehabilitation Hospital of Nevada - Las Vegas, L.P.	Delaware
Rehabilitation Hospital of Petersburg, Inc.	Delaware
Sherwood Rehabilitation Hospital, Inc.	Delaware
Southern Arizona Regional Rehabilitation Hospital, L.P.	Delaware
Terre Haute Regional Rehabilitation Hospital, L.P.	Delaware
Terre Haute Rehabilitation Hospital, Inc.	Delaware
Western Medical Rehab Associates, L.P.	Delaware
Western Neuro Care, Inc.	Delaware

Texas Guarantors
HEALTHSOUTH Specialty Hospital, Inc.	Texas
Rehabilitation Hospital of Plano, Inc.	Texas
Southeast Texas Rehabilitation Hospital, Inc.	Texas
Tarrant County Rehabilitation Hospital, Inc.	Texas
Tyler Rehabilitation Hospital, Inc.	Texas
HEALTHSOUTH of Texas, Inc.	Texas

Massachusetts Guarantor
Rehabilitation Institute of Western Massachusetts, LLC	Massachusetts